EX. 99.28(d)(56)(x)

Amendment

to Amended and Restated

Investment Sub-Advisory Agreement

Between Jackson National Asset Management, LLC

and T. Rowe Price Associates, Inc.

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser (the “Adviser”), and T. Rowe Price Associates, Inc., a Maryland corporation and registered investment adviser (the “Sub-Adviser”).

Whereas, the Adviser and the Sub-Adviser (the “Parties”) entered into an Amended and Restated Investment Sub-Advisory Agreement effective as of the 1st day of December, 2012, as amended (the “Agreement”), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios (the “Funds”) of JNL Series Trust (the “Trust”), as listed on Schedule A to the Agreement.

Whereas, pursuant to the Agreement, the Adviser agreed to pay sub-advisory fees as set forth on Schedule B to the Agreement to the Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser, and the Sub-Adviser agreed to accept such sub-advisory fees as full compensation under the Agreement for such services and expenses.

Whereas, the Board of Trustees of the Trust approved T. Rowe Price Associates, Inc. to replace Milliman Financial Risk Management LLC as the investment sub-adviser for the JNL/MMRS Moderate Fund, which will subsequently be renamed the JNL/T. Rowe Price Managed Volatility Balanced Fund, effective August 13, 2018.

Whereas, pursuant to this sub-adviser replacement, the Parties have agreed to amend the investment sub-advisory fees for the JNL/T. Rowe Price Managed Volatility Balanced Fund.

Whereas, the Parties have agreed to amend the Agreement to add the JNL/T. Rowe Price Managed Volatility Balanced Fund and its fees, effective August 13, 2018.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated August 13, 2018, attached hereto.

2)	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated August 13, 2018, attached hereto.

3)	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

4)
Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

5)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties have caused this Amendment to be executed, effective as of August 13, 2018.

Jackson National Asset Management, LLC		T. Rowe Price Associates, Inc.

By:	/s/ Mark D. Nerud	By:	/s/ Savonne C. Ferguson
Name:	Mark D. Nerud	Name:	Savonne C. Ferguson
Title:	President and CEO	Title:	Vice President

Schedule A
Dated August 13, 2018

Funds
JNL/T. Rowe Price Established Growth Fund
JNL/T. Rowe Price Managed Volatility Balanced Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Value Fund
JNL/T. Rowe Price Short-Term Bond Fund

A-1

Schedule B
Dated August 13, 2018
 (Compensation)

JNL/T. Rowe Price Established Growth Fund(1)
Assets up to $100 million:
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.50%
$50 million to $100 million	0.40%
Assets over $100 million and up to $1 billion:
Average Daily Net Assets	Annual Rate
$0 to $250 million	0.40%
$250 million to $500 million	0.375%
$500 million to $1 billion	0.35%
When assets exceed $1 billion:
Average Daily Net Assets	Annual Rate
All Assets	0.30%

(1) For the JNL/T. Rowe Price Established Growth Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the tiered fee schedule and the flat fee once assets exceed $1 billion. The credit will apply at asset levels between approximately $803.5 million and $1 billion.

To accommodate circumstances where a Fund’s assets fall beneath $1 billion and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $1 billion, when the flat fee would be triggered, or (b) fall below a threshold of approximately $803.5 million, where the tiered fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the tiered fee schedule and the flat 0.30% fee schedule by the difference between the current portfolio size for billing purposes and the $803.5 million threshold, divided by the difference between $1 billion and the $946 million threshold.  The credit would approach $687,500 annually when a Fund’s assets were close to $1 billion and fall to zero at approximately $803.5 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:
Current Portfolio Size for Billing Purposes - $803,571,428.57	x $687,500
$196,428,571.43

B-1

JNL/T. Rowe Price Managed Volatility Balanced Fund(2)
Assets up to $200 million:
Average Daily Net Assets	Annual Rate
All Assets	0.375%
When assets exceed $200 million, but are less than $500 million:
Average Daily Net Assets	Annual Rate
All Assets	0.350%
When assets exceed $500 million, but are less than $1 billion:
Average Daily Net Assets	Annual Rate
All Assets	0.325%
When assets exceed $1 billion, but are less than $2 billion:
Average Daily Net Assets	Annual Rate
$0 to $1 billion	0.300%
Over $1 billion	0.275%
When assets exceed $2 billion:
Average Daily Net Assets	Annual Rate
All Assets	0.275%

(2) For the JNL/T. Rowe Price Managed Volatility Balance Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee when net assets are below $200 million and the flat fee once assets reach $200 million. The credit will apply at asset levels between approximately $187 million and $200 million.

To accommodate circumstances where the Fund’s assets fall beneath $200 million and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.375% fee.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $200 million, when the flat 0.350% fee would be triggered, or (b) fall below a threshold of approximately $187 million, where the flat 0.375% fee would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.375% fee and the flat 0.350% fee by the difference between the current portfolio size for billing purposes and the $187 million threshold, divided by the difference between $200 million and the $187 million threshold.  The credit would approach $50,000.00 annually when the Fund’s assets were close to $200 million and fall to zero at approximately $187 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $186,666,666.67 x $50,000.00
$13,333,333.33

For the Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee when net assets are below $500 million and the flat fee once assets reach $500 million. The credit will apply at asset levels between approximately $464 million and $500 million.

B-2

To accommodate circumstances where the Fund’s assets fall beneath $500 million and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.350% fee.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $500 million, when the flat 0.325% fee would be triggered, or (b) fall below a threshold of approximately $464 million, where the flat 0.350% fee would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.350% fee and the flat 0.325% fee by the difference between the current portfolio size for billing purposes and the $464 million threshold, divided by the difference between $500 million and the $464 million threshold.  The credit would approach $125,000.00 annually when the Fund’s assets were close to $500 million and fall to zero at approximately $464 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $464,285,714.29 x $125,000.00
$35,714, 285.71

To accommodate circumstances where the Fund’s assets fall beneath $1 billion and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.325% fee.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $1 billion, when the tiered fee schedule would be triggered, or (b) fall below a threshold of approximately $923 million, where the flat 0.325% fee would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.325 %fee and the tiered fee schedule by the difference between the current portfolio size for billing purposes and the $923 million threshold, divided by the difference between $1 billion and the $923 million threshold.  The credit would approach $250,000.00 annually when the Fund’s assets were close to $1 billion and fall to zero at approximately $923 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $923,076,923.08 x $250,000.00
$76,923,076.92

To accommodate circumstances where the Fund’s assets fall beneath $2 billion and to prevent a decline in the Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the tiered fee schedule.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $2 billion, when the flat 0.275% fee would be triggered, or (b) fall below a threshold of approximately $1.9 billion, where the tiered fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the tiered fee schedule and the flat 0.275% fee by the difference between the current portfolio size for billing purposes and the $1.9 billion threshold, divided by the difference between $2 billion and the $1.9 billion threshold.  The credit would approach $250,000.00 annually when the Fund’s assets were close to $2 billion and fall to zero at approximately $1.9 billion.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $1,909,090,909.09 x $250,000.00
$90,909,090.91

B-3

JNL/T. Rowe Price Value Fund(3)
Assets up to $100 million:
Average Daily Net Assets	Annual Rate
$0 to $50 million	0.50%
$50 million to $100 million	0.45%
When assets exceed $100 million, but are less than $200 million:
Average Daily Net Assets	Annual Rate
All Assets	0.40%
When assets exceed $200 million, but are less than $500 million:
Average Daily Net Assets	Annual Rate
All Assets	0.35%
When assets exceed $500 million, but are less than $1 billion:
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.325%
$500 million to $1 billion	0.30%
When assets exceed $1 billion, but are less than $1.5 billion:
Average Daily Net Assets	Annual Rate
All Assets	0.30%
When assets exceed $1.5 billion:
Average Daily Net Assets	Annual Rate
All Assets	0.275%

(3) For the JNL/T. Rowe Price Value Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the flat fee schedule when net assets are below $1.5 billion and the flat fee once assets reach $1.5 billion. The credit will apply at asset levels between $1.375 billion and $1.5 billion.

To accommodate circumstances where the T. Rowe Price Large Cap Value Portfolio assets fall beneath $1.5 billion and to prevent a decline in the Portfolios’ assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the flat 0.30% fee schedule.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $1.5 billion, when the flat 0.275% bps fee would be triggered, or (b) fall below a threshold of approximately $1.375 billion, where the flat 0.30% fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.30% fee schedule and the flat 0.275% fee schedule by the difference between $1.375 billion and the current portfolio size for billing purposes, divided by the difference between the $1.5 billion and the $1.375 billion threshold.  The credit would approach $375,000 annually when the T. Rowe Price Large Cap Value Portfolio’s assets were close to $1.5 billion and fall to zero at approximately $1.375 billion.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $1,375,000,000	x $375,000
$125,000,000

B-4

JNL/T. Rowe Price Mid-Cap Growth Fund(4)

Average Daily Net Assets	Annual Rate
$0 to $20 million	0.60%
$20 million to $50 million	0.50%
$50 million to $200 million	0.50%
Amounts over $200 million	0.50%(5)

(4) Fees will be paid based on assets invested in the actively managed portion of the Fund managed by T. Rowe Price, not including assets from the mid-cap growth index strategy portion of the Fund managed by Mellon Capital Management Corporation.

(5) When net assets exceed $200 million, the annual rate is applicable to all the amounts in the JNL/T. Rowe Price Mid-Cap Growth Fund.

JNL/T. Rowe Price Short-Term Bond Fund

Average Daily Net Assets	Annual Rate
$0 to $50 million	0.225%
$50 million to $100 million	0.175%
When assets exceed $100 million
Average Daily Net Assets	Annual Rate
All Assets	0.15%
When assets exceed $250 million
Average Daily Net Assets	Annual Rate
All Assets	0.125%
When assets exceed $500 million
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.125%
Amounts over $500 million	0.10%
When assets exceed $1 billion
Average Daily Net Assets	Annual Rate
All Assets	0.10%(6)

(6) To accommodate circumstances where a Fund’s assets fall beneath $100 million and to prevent a decline in a Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $100 million, when the flat fee would be triggered, or (b) fall below a threshold of approximately $71.4 million, where the tiered fee schedule would be fully re-applied.

B-5

The credit is determined by multiplying the difference between the tiered fee schedule and the flat 0.15% fee schedule by the difference between the current portfolio size for billing purposes and the $71.4 million threshold, divided by the difference between $100 million and the $71.4 million threshold.  The credit would approach $50,000 annually when a Fund’s assets were close to $100 million and fall to zero at approximately $71.4 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based -upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $71,428,571	x $50,000
$28,571,429

To accommodate circumstances where a Fund’s assets fall beneath $250 million and to prevent a decline in a Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $250 million, when the flat fee would be triggered, or (b) fall below a threshold of approximately $208.3 million, where the tiered fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the flat 0.15% fee schedule and the flat 0.125% fee schedule by the difference between the current portfolio size for billing purposes and the $208.3 million threshold, divided by the difference between $250 million and the $208.3 million threshold.  The credit would approach $62,500 annually when a Fund’s assets were close to $250 million and fall to zero at approximately $208.3 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $208,333,333	x $62,500
$41,666,667

To accommodate circumstances where a Fund’s assets fall beneath $1 billion and to prevent a decline in a Fund’s assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule.  The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $1 billion, when the flat fee would be triggered, or (b) fall below a threshold of approximately $875 million, where the tiered fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the tiered fee schedule and the flat 0.10% fee schedule by the difference between the current portfolio size for billing purposes and the $875 million threshold, divided by the difference between $1 billion and the $875 million threshold.  The credit would approach $125,000 annually when a Fund’s assets were close to $1 billion and fall to zero at approximately $875 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $875,000,000	x $125,000
$125,000,000

B-6